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                                                                   Exhibit 10.30

                     Selling Agent Agreement Amendment No. 1

      This Amendment No. 1 to Selling Agent Agreement is made as of the 14th day of May, 2004 by and between GunnAllen Financial, Inc., 1715 N. Westshore Blvd., Suite 700, Tampa, Florida 33607 ("GAF") and Redline Performance Products, Inc., 2510 Commerce Way, Vista, CA 92083 ("Redline").

      Reference is made to that certain Selling Agent Agreement between GAF and Redline dated as of April 20, 2004 ("Original Agreement"). All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

      For lawful and valid consideration, GAF and Redline hereby agree as follows:

      1. GAF hereby accepts warrants to purchase 50,000 shares of Redline Common Stock with an exercise price of $1.75 per share in lieu of the Selling Agent Warrants described in Section 5(b) of the Original Agreement. All other terms of the Selling Agent Agreement shall remain in effect. The form of Selling Agent Warrant is attached to this Amendment No. 1.

      2. The terms of the Offering have been amended as described in the Amendment No. 1 dated May 14, 2004 to the Common Stock Purchase Agreement dated as of April 21, 2004 delivered by Redline to investors in the Offering.

      3. Except as provided herein, all other terms and conditions of the Original Agreement shall remain in full force and effect.

ACCEPTED AND AGREED:

GUNNALLEN FINANCIAL, INC.                     REDLINE PERFORMANCE PRODUCTS, INC.

By: /s/ Donald J. Gunn                        By: /s/ Mark A. Payne
    -----------------------                      -------------------------------
Name:  Donald J. Gunn                         Name:  Mark A. Payne
Title: President                              Title: President and CFO